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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of
earliest event reported): February 11, 2000
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                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)



       Delaware                                                 06-1340408
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(State or other jurisdic-                                     (I.R.S. Employer
 tion of incorporation or                                    Identification No.)
 organization)

                                     0-20394
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                            (Commission File Number)


415 Northern Blvd., Great Neck, New York                             11021
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Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code (516) 622-2800


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On February 11, 2000, the Registrant, Inmark Services, Inc., Optimum Group, Inc. and U.S. Concepts, Inc. (collectively, "CoActive Marketing Group") and PNC Bank, National Association (the "Lender") executed an amendment (the "Amendment") to CoActive Marketing Group's existing loan facility with Lender pursuant to which (i) the revolving feature of the facility was eliminated and further borrowings on a revolving loan basis are prohibited, (ii) compliance with a certain financial covenant contained in the Loan Agreement was waived for the quarter ended December 31, 1999, (iii) the final maturity date of the Loan Agreement was changed to April 8, 2001, (iv) principal outstanding under the Loan Agreement will bear interest at a rate equal to two percent above Lender's prime rate, and (v) a principal payment of $500,000 is to be made by March 8, 2000, and thereafter, monthly principal payments of $200,000 are to be made commencing April 8, 2000, in respect of the term loan portion of the loan facility.

     A copy of the Amendment is attached as Exhibit 10.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         *        *        *

(c) Exhibits:

     10.1 Fifth Amendment to Loan Documents dated as of February 11, 2000.







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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 17, 2000


                                    COACTIVE MARKETING GROUP, INC.
                                    ------------------------------
                                            (Registrant)



                                               By:  /s/ Donald A. Bernard
                                                    ----------------------------
                                                    Donald A. Bernard,
                                                    Executive Vice President and
                                                    Chief Financial Officer





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                                EXHIBIT INDEX

No.      Description
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10.1     Fifth Amendment to Loan Documents dated as of February 11, 2000.